FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0549190
(State of incorporation)	(I.R.S. Employer Identification No.)

One American Road,
Dearborn, Michigan
(313) 322-3000	48126
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Warrants to Purchase	New York Stock Exchange
Common Stock of
Ford Motor Company

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates:
333-151355

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The title of the class of securities to be registered hereunder is “Warrants to Purchase Ford Motor Company Common Stock” (the “Securities”).  A description of the Securities is set forth under the caption “Description of Warrants” in the Prospectus included within the Registration Statement on Form S-3 (Registration No. 333-151355) filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2008, which Registration Statement became effective immediately upon filing with the Commission pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”), and the caption “Description of Warrants” in the Prospectus Supplement relating to the Securities included in the Registration Statement, which description is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2.	Exhibits

1.	Form of Amended and Restated Warrant Agreement between Ford Motor Company and Computershare Trust Company, N.A., as Warrant Agent

2.	Form of Warrant Certificate (included in Exhibit 1 hereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORD MOTOR COMPANY

Date: March 26, 2010	By:	/s/ Peter Sherry, Jr.
		Name:	Peter Sherry, Jr.
		Title:	Attorney-in-Fact